EXHIBIT A

DATED AS OF SEPTEMBER 10, 2013

TO

EXPENSE LIMITATION AGREEMENT

Fund	Class	Expense Cap	Termination Date
CRM Small Cap Value Fund	Institutional	1.25%	November 1, 2014

	Investor	1.50%	November 1, 2014

CRM Mid Cap Value Fund	Institutional	1.25%	November 1, 2014

	Investor	1.50%	November 1, 2014

CRM Small/Mid Cap Value Fund	Institutional	1.25%	November 1, 2014

	Investor	1.50%	November 1, 2014

CRM Large Cap Opportunity Fund	Institutional	0.90%	November 1, 2014

	Investor	1.15%	November 1, 2014

CRM All Cap Value Fund	Institutional	1.25%	November 1, 2014

	Investor	1.50%	November 1, 2014

CRM Global Opportunity Fund	Institutional	1.25%	November 1, 2014

	Investor	1.50%	November 1, 2014

CRM International Opportunity Fund	Institutional	1.25%	November 1, 2014

	Investor	1.50%	November 1, 2014

IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.

CRM MUTUAL FUND TRUST

By:	/s/ Ronald H. McGlynn
Name: Ronald H. McGlynn
Title: Chief Executive Officer

CRAMER ROSENTHAL MCGLYNN, LLC

By:	/s/ Carlos Leal
Name: Carlos Leal
Title: Chief Financial Office